Exhibit 10.12

COMMON STOCK REPURCHASE AGREEMENT

This Common Stock Repurchase Agreement (“Agreement”) is made this 16th day of September 2016 (the “Effective Date”), by and between EZJR, Inc., a Nevada corporation (the “Company”) and one individual and two companies, as follows: (a) Admaxofferes.com, a Limited Liability Corporation (“Admax”), of which Brenda Zimbardi has sole dispositive and voting power over shares held by Admax; (b) Edward Zimbardi (“Zimbardi”) who has sole dispositive and voting power over his shares; (c) Blanco Management Corp (“Blanco”), of which Edward Zimbardi has sole dispositive and voting power over the shares held by Blanco. Admax, Zimbardi and Blanco are collectively referred to herein as the “Sellers”.

WHEREAS, the Company wishes to purchase and the Sellers wish to sell 300,000 shares currently held by Admax, and

WHEREAS, upon the buyback of the Shares, the Company will retire the Shares to the Company’s treasury, and

WHEREAS, the stock repurchases by the Company shall be referred to herein as the “Stock Repurchase” or “Stock Repurchases”),

NOW, THEREFORE, the Company and the Sellers hereby agree as follows:

1. Whereas Clauses

The above Whereas Clauses are incorporated herein as terms of the Agreement.

2. Sale of the Shares by the Sellers and Repurchase of the Shares by the Company

(a) Within 10 days of the execution of this Agreement, the Sellers shall sell and the Company shall repurchase (buyback) the 300,000 Shares from Admax.

(b) The Company’s repurchase of the Shares from the Seller shall be on a negotiated basis between the Company and the Seller.

(c) The purchase of the Shares by the Company from the Sellers shall not involve any open market transactions and will strictly constitute private transactions between the Company and the Sellers.

(d) Retirement of the Stock

The Company agrees to retire each Share Repurchase to the Company’s treasury.

(d) Repurchase of Shares from Admax

Admax

The Company will repurchase and Admax shall sell a total of 300,000 shares at twenty (20) cents per shares for an aggregate sum of $60,000 pursuant to a note payable (the “Note Payable”) by the Company to Admax in twelve $5,000 payments beginning on date of the deliverance of the stock on the first of each month thereafter. The Note Payable shall be non-interest bearing. The Note Payable is attached hereto as Exhibit A. It is understood that Admax, Zimbardi and Blanco are currently negotiating a private sale of stock to an existing shareholder and that this sale will be completed within one month from the date of this agreement. After the completion of this sale, Admax, Zimbardi and Blanco will collectively own 1,500,000 shares.

3. Retirement of the Stock

The Company shall retire all of the Shares resulting from the repurchase of the Shares from Admax.

4. Share Lockup

Subsequent to the Company’s repurchase of the Shares by EZJR and the private sale to the shareholder, Admax, Zimbardi and Blanco agree:

(a) Not to sell any remaining shares (the “Lockup Shares”) then held for a period of one year from the date of the repurchase (the “Lockup Period”).

(b) Not to sell and of the Lockup Shares or other securities of the Company that they may acquire.

(c) Not to transfer, assign or otherwise dispose of any of the Lock Up Shares during the Lock Up Period.

(d) Not to pledge, hypothecate, mortgage or otherwise create a lien on or pertaining to any of the Lockup Shares.

(e) Not to loan to any person any of the Lockup shares or other of the Company’s securities during the lockup period.

(f) Not to sell short the Lockup shares or otherwise affect short sales pertaining to any Lockup shares or other of the Company’s securities

(g) Not to acquire a put option or grant a call option with respect to the Lockup shares or other of the Company’s securities during the Lockup Period.

(h) Not to enter into agreement, arrangement or otherwise concerning directly or indirectly pertaining to the prohibited foregoing transactions, or otherwise facilitate any other person or agent conducting any of the foregoing prohibited transactions.

5. Term of the Agreement

With the exception of the 300,000 Shares pursuant to 2e above, the Company is authorized to commence and complete purchasing the Shares within 10 days of the execution of this Agreement (the “Commencement Date). With respect to the Lockup shares the term of the Agreement is 1 year from the execution of this Agreement to the termination of the Lockup Period.

6. Termination by the Company

The Company may, by written notice to the Sellers, may terminate this Agreement, provided that any such termination shall not affect the repurchase of the 300,000 shares in 2(d) above.

7. Piggyback Registration Rights

Should the Company file an S-1 Registration Statement or other Registration Statement providing for the registration of shares in excess of 10.0% of the then total outstanding shares, Admax, Blanco and Zimbardi shall be granted piggyback registration rights of the remaining shares then held post repurchase of the Shares pursuant to 2(a) for their pro rata number of shares held in EZJR against the number of shares being registered.

8. Payment for Seller’s SEC Filings

The Company will assist and pay for all SEC filings required to be made by the Sellers.

9. The Company’s Representations and Warranties

The Company represents and warrants:

(a) This Agreement has been unanimously approved by the members of the Company’s Board of Directors.

(b) The Stock Repurchases have been and/or will be duly authorized by all necessary corporate action.

(c) It will not contravene any provision of the Company’s Articles of Incorporation and any amendments thereto or by its bylaws, or to its knowledge, and law, regulation or contractual restriction binding on it or its assets.

10. The Sellers’ Representations and Warranties

(a) This Agreement has been unanimously approved by the members of Admax’ and Blanco’s Board of Directors.

(b) The Stock Repurchases have been and/or will be duly authorized by all necessary corporate action of Admax and Blanco.

(c) The Stock Repurchases will not contravene any provision of Admax’ and Blanco’s Articles of Incorporation and any amendments thereto or by its bylaws, or to its knowledge, and law, regulation or contractual restriction binding on it or its assets.

11. Governing Law; Jurisdiction; Venue

The Parties agree that any claim, controversy or dispute arising out of or relating in any way to this Agreement shall be governed by and interpreted in accordance with, the laws of the State of Nevada without regard to conflicts of law principles.

12. Release of Claims.

EZJR, Inc. will release and forever discharge Admax, Zimbardi and Blanco from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which the Parties now has, or which may hereafter accrue or otherwise be acquired by the Parties on account of, or in any way growing out any dispute.

13. Notices

Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed as follows:

14. Signatures

IN WITNESS WHEREOF, the parties have executed this Agreement and are legally bound to the Agreement terms on the Effective Date indicated above.

[Signature Page to Common Stock Repurchase Agreement]

EZJR, Inc.

By:	/s/ Barry Hall
Barry Hall, Chairman and CEO

Admaxoffers.com

By:	/s/ Brenda Zimbardi
Brenda Zimbardi

Blanco Management Corp

By:	/s/ Edward Zimbardi
Edward Zimbardi

Edward Zimbardi

/s/ Edward Zimbardi
Edward Zimbardi, individually